UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2012

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fitzwilliam Square

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, Azur Pharma Public Limited Company (“Azur Pharma”) and Jazz Pharmaceuticals, Inc. completed a merger transaction on January 18, 2012 (the “Merger”). In connection with the Merger, Azur Pharma was renamed Jazz Pharmaceuticals Public Limited Company (the “Company”) and Jazz Pharmaceuticals, Inc. became the Company’s wholly-owned subsidiary. For accounting purposes, the Merger was treated as a “reverse acquisition” of Azur Pharma by Jazz Pharmaceuticals, Inc., which is considered the accounting acquirer, and the financial statements of Jazz Pharmaceuticals, Inc. became the historical financial statements of the Company.

Item 9.01.	Financial Statements and Exhibits.

This Current Report on Form 8-K updates the financial statements of the Company (f/k/a Azur Pharma Public Limited Company) as the accounting acquiree to those as of and for the year ended December 31, 2011, and the related pro forma financial information relating to the Merger.

Financial Statements of Businesses Acquired

The audited consolidated financial statements of the Company (f/k/a Azur Pharma Public Limited Company) contained on pages F-1 through F-22 of the Jazz Pharmaceuticals Public Limited Company (f/k/a Azur Pharma Public Limited Company) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012 are incorporated by reference.

Pro Forma Financial Information

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011, and unaudited pro forma condensed combined balance sheet as of December 31, 2011, each giving effect to the reverse acquisition of Azur Pharma by Jazz Pharmaceuticals, Inc. are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibits

Exhibit Number	Description

23.1	Consent of KPMG

99.1	Unaudited pro forma condensed combined statement of income for the year ended December 31, 2011, and unaudited pro forma condensed combined balance sheet as of December 31, 2011, each giving effect to the reverse acquisition of Azur Pharma by Jazz Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ BRUCE C. COZADD
Name: Bruce C. Cozadd
Title: Chairman and Chief Executive Officer

Date: February 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG

99.1	Unaudited pro forma condensed combined statement of income for the year ended December 31, 2011, and unaudited pro forma condensed combined balance sheet as of December 31, 2011, each giving effect to the reverse acquisition of Azur Pharma by Jazz Pharmaceuticals, Inc.